Exhibit 107

Calculation of Filing Fee Tables

Form F-1

(Form Type)

SMX (SECURITY MATTERS) PUBLIC LIMITED COMPANY

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered		Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	Equity	Ordinary Shares (1)	Other	30,411,426	(2)	$12.26	(3)	$372,844,082.76	0.00013810	$51,489.76

Total Offering Amounts								$372,844,082.76		$51,489.76
Total Fees Previously Paid										$-
Total Fee Offsets										$51,489.76
Net Fee Due										$0

(1)	The Ordinary Shares have a par value of $0.00000000012219451015625 per share.
(2)	Consists of an aggregate of 30,411,426 ordinary shares, par value $0.00000000012219451015625 per share, of the registrant (“Ordinary Shares”) that are available to be issued and sold by the registrant to the selling stockholders named in the prospectus, from time to time at the registrant’s election pursuant to a standby equity purchase agreement, effective as of December 1, 2025, as amended between the registrant and the selling stockholders, subject to satisfaction of the conditions set forth therein.
(3)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Ordinary Shares on The Nasdaq Stock Market LLC on February 13, 2026. This calculation is in accordance with Rule 457(c).
(4)	In the event of a stock split, stock dividend or other similar transaction involving the Ordinary Shares, in order to prevent dilution, the number of Ordinary Shares registered hereby shall be automatically increased to cover the additional Ordinary Shares in accordance with Rule 416(a) under the Securities Act.

Table 2: Fee Offset Claims and Sources

Line Item Type	Registrant or Filer Name	Notes	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source

Rule 457(p)
Fee Offset Claims	SMX (Security Matters) PLC	(1)	F-1	333-292153	12/15/2025		$51,489.76	Equity	Ordinary shares (2)	2,803,549	10,866,226
Fee Offset Sources	SMX (Security Matters) PLC	(1)	F-1	333-292153		12/15/2025						51,489.76

Explanation of the basis for claimed offset:

(1)	The Registrant previously paid registration fees to register 13,025,574 Ordinary Shares under a Registration Statement on Form F-1 (File No. 333-292153) (the “Prior Registration Statement”). The selling stockholders identified in the Prior Registration Statement have fully converted their convertible promissory notes and were issued 1,230,698 Ordinary Shares upon such conversion. The Company also issued 928,650 to the SEPA Investor under the Prior Registration Statement. As such, there remains 10,866,226 unsold Ordinary Shares under the Prior Registration Statement There remains $199,568.22 unused fees from the Prior Registration Statement. The Registrant is therefore claiming $51,489.76 as a fee offset related to 2,803,549 Ordinary Shares from the Prior Registration Statement.

Rule 457(p) Statement of Withdrawal, Termination, or Completion:

(2)	The Company has completed the offering relating to its Ordinary Shares made under the Prior Registration Statement.